Information
For Immediate Release

LOCKHEED MARTIN ANNOUNCES FIRST QUARTER 2009 RESULTS

•	First quarter net sales of $10.4 billion
•	First quarter earnings per share of $1.68
•	First quarter net earnings of $666 million
•	Generated $1.2 billion in cash from operations for the quarter
•	Increases outlook for 2009 earnings per share, cash from operations, and return on invested capital (ROIC)

BETHESDA, Md, April 21, 2009 – Lockheed Martin Corporation (NYSE: LMT) today reported first quarter 2009 net earnings of $666 million ($1.68 per diluted share), compared to $730 million ($1.75 per diluted share) in 2008. Net earnings in 2009 included higher pension expense as previously disclosed in our January 22, 2009 earnings release and in our 2008 Form 10-K.  In 2009, the FAS/CAS pension adjustment was ($114) million, which decreased net earnings by $74 million ($0.19 per share). In 2008, the FAS/CAS pension adjustment was $32 million, which increased net earnings by $21 million ($0.05 per share).

Net sales for the first quarter of 2009 were $10.4 billion, compared to $10.0 billion in 2008. Cash from operations for the first quarter of 2009 was $1.2 billion, compared to $880 million in 2008.

“The Corporation is off to a solid start in the first quarter of 2009,” said Bob Stevens, Chairman, President and CEO. “Our team of 146,000 dedicated employees continues to focus on enhancing shareholder and customer value by utilizing the depth and breadth of our capabilities as the world’s premier global security company.”

Summary Reported Results and Outlook
The following table presents the Corporation’s results for the periods referenced in accordance with generally accepted accounting principles (GAAP):

REPORTED RESULTS	1st Quarter
(In millions, except per share data)	2009	2008

Net sales	$10,373	$9,983

Operating profit
Segment operating profit	$1,199	$1,150
Unallocated corporate, net:
FAS/CAS pension adjustment	(114)	32
Stock compensation expense	(30)	(35)
Unusual item	—	16
Other, net	2	15
	1,057	1,178
Interest expense	76	87
Other non-operating (expense) / income, net[1]	(3)	(7)
Earnings before income taxes	978	1,084
Income taxes	312	354
Net earnings	$666	$730
Diluted earnings per share	$1.68	$1.75
Cash from operations[2]	$1,218	$880

[1] Includes interest income and unrealized (losses) gains, net on marketable securities held to fund certain employee benefit obligations.
2 In the fourth quarter of 2008, the Corporation reclassified the effect of exchange rate changes on cash from “Cash from operations” to a separate caption in the Statement of Cash Flows. Accordingly, the prior period amount now reflects this presentation.

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations.  Actual results may differ materially from those projected.  See the “Forward-Looking Statements” discussion contained in this press release.

2009 FINANCIAL OUTLOOK [1]	2009 Projections
(In millions, except per share data and percentages)	January 2009	Current Update

Net sales	$44,700 - $45,700	$44,700 - $45,700

Operating profit:
Segment operating profit	$5,175 - $5,275	$5,175 - $5,275
Unallocated corporate expense, net:
FAS/CAS pension adjustment	(470)	(460)
Unusual items, net	—	—
Stock compensation expense	(160)	(160)
Other, net	(80)	(80)
	4,465 - 4,565	4,475 – 4,575

Interest expense	(305)	(305)
Other non-operating (expense) / income, net	—	(5)
Earnings before income taxes	$4,160 - $4,260	$4,165 - $4,265

Diluted earnings per share	$7.05 - $7.25	$7.15 - $7.35
Cash from operations	≥ $4,000	≥ $4,100
ROIC[2]	≥ 18.0%	≥ 18.5%

[1] All amounts approximate [2] See discussion of non-GAAP performance measures at the end of this document

The $0.10 increase in the Corporation’s projected 2009 diluted earnings per share primarily results from lower average diluted shares outstanding as a result of share repurchases.

It is the Corporation's practice not to incorporate adjustments to its outlook for proposed acquisitions, divestitures, joint ventures, or other unusual activities until such transactions have been consummated.

Balanced Cash Deployment Strategy

The Corporation continued to execute its balanced cash deployment strategy during 2009 by:

•	repurchasing 8.1 million shares at a cost of $555 million;
•	paying cash dividends totaling $227 million;
•	investing $156 million for acquisition and investment activities; and
•	making capital expenditures of $132 million.

Segment Results

The Corporation operates in four principal business segments: Electronic Systems; Information Systems & Global Services (IS&GS); Aeronautics; and Space Systems.

The following table presents the operating results of the four business segments and reconciles these amounts to the Corporation’s consolidated financial results.

(In millions)	1st Quarter
	2009	2008
Net sales
Electronic Systems	$2,913	$2,789
Information Systems & Global Services	2,761	2,504
Aeronautics	2,781	2,807
Space Systems	1,918	1,883
Total net sales	$10,373	$9,983

Operating profit
Electronic Systems	$390	$366
Information Systems & Global Services	242	230
Aeronautics	355	323
Space Systems	212	231
Segment operating profit	1,199	1,150
Unallocated corporate (expense) income, net	(142)	28
Total operating profit	$1,057	$1,178

In our discussion of comparative results, changes in net sales and operating profit generally are expressed in terms of volume and/or performance.  Volume refers to increases (or decreases) in sales resulting from varying production activity levels, deliveries, or service levels on individual contracts.  Volume changes typically include a corresponding change in operating profit based on the estimated profit rate at completion for a particular contract for design, development, and production activities.  Performance generally refers to changes in contract profit booking rates.  These changes to our contracts for products usually relate to profit recognition associated with revisions to total estimated costs at completion of the contracts that reflect improved (or deteriorated) operating or award fee performance on a particular contract.  Changes in contract profit booking rates on contracts for products are recognized by recording adjustments in the current period for the inception-to-date effect of the changes on current and prior periods.  Recognition of the inception-to-date adjustment in the current or prior periods may affect the comparison of segment operating results.

Electronic Systems

($ millions)	1st Quarter
	2009	2008
Net sales	$2,913	$2,789
Operating profit	$390	$366
Operating margin	13.4%	13.1%

Net sales for Electronic Systems increased by 4% for the first quarter of 2009 compared to the first quarter of 2008. The increase mainly was due to higher volume on air defense, tactical missile and fire control programs at Missiles & Fire Control (M&FC) and in simulation and training activities at Platforms & Training (P&T). These increases partially were offset by declines in volume on integrated defense technology programs and surface naval warfare activities at Maritime Systems & Sensors (MS2).

Operating profit for Electronic Systems increased by 7% for the first quarter of 2009 compared to the first quarter of 2008. The increase primarily was attributable to higher volume and improved performance on fire control and air defense programs at M&FC and the benefit recognized in the first quarter of 2009 from favorably resolving a simulation and training contract matter at P&T. These increases partially were offset by declines in volume on integrated defense technology programs and surface naval warfare activities at MS2.

Information Systems & Global Services

($ millions)	1st Quarter
	2009	2008
Net sales	$2,761	$2,504
Operating profit	$242	$230
Operating margin	8.8%	9.2%

Effective January 1, 2009, IS&GS redefined its lines of business to better align the segment based on its core customers and business activities.  The new lines of business are as follows:

•	Civil – supports civil agency customer missions;
•	Defense – supports defense customer missions; and
•	Intelligence – supports intelligence customer missions.

The realignment had no impact on the segment’s operating results.  The prior period amounts have been reclassified to conform to the new lines of business.

Net sales for IS&GS increased by 10% for the first quarter of 2009 compared to the first quarter of 2008. The increase in sales primarily was attributable to higher volume on enterprise civilian services in Civil and on mission and combat systems activities in Defense.

Operating profit for IS&GS increased by 5% for the first quarter of 2009 compared to the first quarter of 2008. Operating profit increases in Defense partially were offset by declines in Civil. The increase in Defense mainly was due to volume and improved performance in mission and combat systems, as well as readiness and stability operations. The decrease in Civil primarily was attributable to the absence in 2009 of a benefit recognized in 2008 for a contract restructuring.

Aeronautics

($ millions)	1st Quarter
	2009	2008
Net sales	$2,781	$2,807
Operating profit	$355	$323
Operating margin	12.8%	11.5%

Net sales for Aeronautics decreased by 1% for the first quarter of 2009 compared to the first quarter of 2008. The decrease in sales resulted from declines in Combat Aircraft that partially were offset by increases in Air Mobility and Other Aeronautics Programs. The decrease in Combat Aircraft mainly was due to lower volume on F-22 and F-16 programs, which more than offset increased F-35 volume. The increase in Air Mobility mainly was due to higher volume on C-130 and C-5 programs. The increase in Other Aeronautics Programs principally was due to higher volume on sustainment activities and on advanced development programs.

Segment operating profit increased by 10% for the first quarter of 2009 compared to the first quarter of 2008. The growth in operating profit primarily was due to increases in Combat Aircraft and Other Aeronautics Programs. The increase in Combat Aircraft operating profit primarily was due to higher volume and improved performance on the F-35 program and improved performance on the F-22 program. These increases more than offset declines in operating profit on F-16 programs. The increase in Other Aeronautics Programs principally was due to higher volume and improved performance on sustainment activities.

Space Systems

($ millions)	1st Quarter
	2009	2008
Net sales	$1,918	$1,883
Operating profit	$212	$231
Operating margin	11.1%	12.3%

Net sales for Space Systems increased by 2% for the first quarter of 2009 compared to the first quarter of 2008. During the quarter, sales growth in Satellites and Space Transportation partially were offset by declines in Strategic & Defensive Missile Systems (S&DMS).  The sales growth in Satellites was due to higher volume in government satellite activities, which partially was offset by a decrease in commercial satellite activities. There were no deliveries in the first quarter of 2009 compared to one commercial satellite delivery in the first quarter of 2008. The increase in Space Transportation primarily was due to higher volume on the Orion program. S&DMS sales declined mainly due to lower volume on defensive missile programs.

Segment operating profit decreased by 8% for the first quarter of 2009 compared to the first quarter of 2008. During the quarter, a decline in operating profit at Space Transportation partially was offset by increases at Satellites and S&DMS. In Space Transportation, the decrease mainly was attributable to lower equity earnings on the United Launch Alliance joint venture and the absence in 2009 of a benefit recognized in 2008 from the successful negotiations of a terminated commercial launch vehicle contract.  In Satellites, the increase mainly was due to higher volume and improved performance on government satellite activities.  The increase in S&DMS primarily was attributable to improved performance on defensive missile programs.

Unallocated Corporate Income (Expense), Net

($ millions)	1st Quarter
	2009	2008
FAS/CAS pension adjustment	$(114)	$32
Stock compensation expense	(30)	(35)
Unusual item	—	16
Other, net	2	15
Unallocated corporate (expense) income, net	$(142)	$28

Consistent with the manner in which the Corporation’s business segment operating performance is evaluated by senior management, certain items are excluded from the business segment results and included in “Unallocated corporate (expense) income, net.”  See the Corporation’s 2008 Form 10-K for a description of “Unallocated corporate income (expense), net,” including the FAS/CAS pension adjustment.

The FAS/CAS pension adjustment (calculated as the difference between FAS 87 expense and the CAS cost amounts) resulted in an expense in 2009 compared to income in 2008 due to the negative actual return on plan assets in 2008 and a lower discount rate at December 31, 2008.  This change is consistent with the Corporation’s previously disclosed assumptions used to compute these amounts.

For purposes of segment reporting, unusual items are included in “Unallocated corporate income (expense), net”:

2009 –
•	There were no unusual items in the first quarter of 2009.

2008 –
•
A gain, net of state income taxes, of $16 million representing the recognition of a portion of the deferred net gain from the 2006 sale of the Corporation’s ownership interest in Lockheed Khrunichev Energia International, Inc. (LKEI) and International Launch Services, Inc. (ILS). At the time of the sale, the Corporation deferred recognition of the gain pending the expiration of its responsibility to refund advances for future launch services. This item increased net earnings by $10 million ($0.02 per share) during the first quarter of 2008.

Income Taxes

Our effective income tax rates for the first quarters of 2009 and 2008 were 31.9% and 32.7%.  These rates were lower than the statutory rate of 35% for both periods due to tax benefits for U.S. manufacturing activities and dividends related to our employee stock ownership plans.  The effective tax rate for the first quarter of 2009 is lower than the comparable period in 2008 primarily due to the extension of the research and development (R&D) credit as a result of the enactment of the Emergency Economic Stabilization Act (EESA) of 2008.  The EESA was signed by the President on October 3, 2008, and retroactively extends the R&D credit for two years from January 1, 2008 to December 31, 2009.  While the R&D credit extension was retroactive to January 1, 2008, we did not recognize the benefit until EESA became law in the fourth quarter of 2008.

Headquartered in Bethesda, Md., Lockheed Martin is a global security company that employs about 146,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation reported 2008 sales of $42.7 billion.

 ###

NEWS MEDIA CONTACT:	Jeff Adams, 301/897-6308
INVESTOR RELATIONS CONTACT:	Jerry Kircher, 301/897-6584

Web site: www.lockheedmartin.com

Conference call:  Lockheed Martin will webcast the earnings conference call (listen-only mode) at 11:00 a.m. E.D.T. on April 21, 2009.  A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the company’s web site at:
http://www.lockheedmartin.com/investor.

FORWARD-LOOKING STATEMENTS

Statements in this release that are "forward-looking statements" are based on Lockheed Martin’s current expectations and assumptions.  Forward-looking statements in this release include estimates of future sales, earnings and cash flow.  These statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results could differ materially due to factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to the priorities of the new U.S. Administration and Congress, Department of Defense reviews, budgetary constraints, and cost-cutting initiatives); the impact of economic recovery and stimulus plans and continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; actual returns (or losses) on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; changes in counter-party credit risk exposure; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation, rulemaking, and changes in accounting, tax, defense procurement, or export policies; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and environmental remediation efforts); the competitive environment for the Corporation’s products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release.  For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2008 annual report on Form 10-K, which may be obtained at the Corporation’s website: http://www.lockheedmartin.com

It is the Corporation’s policy to only update or reconfirm its financial projections by issuing a press release.  The Corporation generally plans to provide a forward-looking outlook as part of its quarterly earnings release but reserves the right to provide an outlook at different intervals or to revise its practice in future periods.  All information in this release is as of April 20, 2009.  Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations.  We also disclaim any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

NON-GAAP PERFORMANCE MEASURES

The Corporation believes that reporting ROIC provides investors with greater visibility into how effectively Lockheed Martin uses the capital invested in its operations.  The Corporation uses ROIC to evaluate multi-year investment decisions and as a long-term performance measure, and also uses ROIC as a factor in evaluating management performance for incentive compensation purposes.  ROIC is not a measure of financial performance under generally accepted accounting principles, and may not be defined and calculated by other companies in the same manner.  ROIC should not be considered in isolation or as an alternative to net earnings as an indicator of performance.

The Corporation calculates ROIC as follows:
Net earnings plus after-tax interest expense divided by average invested capital (stockholders’ equity plus debt), after adjusting stockholders’ equity by adding back adjustments related to postretirement benefit plans.

(In millions, except percentages)	2009 Projections
	Current Update	January 2009
Net Earnings Interest Expense (multiplied by 65%) [1]	Combined	Combined
RETURN	≥ $3,000	≥ $3,000

Average debt [2,5] Average equity [3,5] Average Benefit Plan Adjustments [4,5]	Combined	Combined
AVERAGE INVESTED CAPITAL	≤ $16,200	≤ $16,650

RETURN ON INVESTED CAPITAL	≥ 18.5%	≥ 18.0%

1	Represents after-tax interest expense utilizing the federal statutory rate of 35%.
2	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
3
Equity includes non-cash adjustments, primarily for unrecognized benefit plan actuarial losses and prior service costs, the adjustment for the adoption of FAS 158 in 2006 and the additional minimum pension liability in years prior to 2007.

4	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in our Statement of Stockholders’ Equity discussed in Note 3.
5	Yearly averages are calculated using balances at the start of the year and at the end of each quarter.

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Earnings
Unaudited
(In millions, except per share data and percentages)
	QUARTER ENDED
	March 29, 2009 (a)	March 30, 2008 (a)
Net sales	$10,373	$9,983
Cost of sales	9,368	8,914
	1,005	1,069
Other income (expense), net	52	109
Operating profit	1,057	1,178
Interest expense	76	87
Other non-operating expense, net	(3)	(7)
Earnings before income taxes	978	1,084
Income tax expense	312	354
Net earnings	$666	$730
Effective tax rate	31.9%	32.7%
Earnings per common share:
Basic	$1.69	$1.80
Diluted	$1.68	$1.75
Average number of shares outstanding:
Basic	393.4	406.6
Diluted	397.5	416.8
Common shares reported in stockholders' equity at quarter end:	386.2	399.7

(a)
It is our practice to close our books and records on the Sunday prior to the end of the calendar quarter. The interim financial statements and tables of financial information included herein are labeled based on that convention.

LOCKHEED MARTIN CORPORATION
Net Sales, Segment Operating Profit and Margins
Unaudited
(In millions, except percentages)
	QUARTER ENDED
	March 29, 2009	March 30, 2008	% Change
Net sales:
Electronic Systems	$2,913	$2,789	4%
Information Systems & Global Services	2,761	2,504	10%
Aeronautics	2,781	2,807	(1%)
Space Systems	1,918	1,883	2%
Total net sales	$10,373	$9,983	4%

Operating profit:
Electronic Systems	$390	$366	7%
Information Systems & Global Services	242	230	5%
Aeronautics	355	323	10%
Space Systems	212	231	(8%)
Segment operating profit	1,199	1,150	4%
Unallocated corporate (expense) income, net	(142)	28
	$1,057	$1,178	(10%)
Margins:
Electronic Systems	13.4%	13.1%
Information Systems & Global Services	8.8	9.2
Aeronautics	12.8	11.5
Space Systems	11.1	12.3
Total operating segments	11.6	11.5
Total consolidated	10.2%	11.8%

LOCKHEED MARTIN CORPORATION
Selected Financial Data
Unaudited
(In millions, except per share data)
	QUARTER ENDED
	March 29, 2009	March 30, 2008
Unallocated corporate (expense) income, net
FAS/CAS pension adjustment	$(114)	$32
Stock compensation expense	(30)	(35)
Unusual item	—	16
Other, net	2	15
Unallocated corporate (expense) income, net	$(142)	$28

	QUARTER ENDED
	March 29, 2009	March 30, 2008
FAS/CAS pension adjustment
FAS 87 expense	$(259)	$(116)
Less: CAS costs	(145)	(148)
FAS/CAS pension adjustment - (expense) / income	$(114)	$32

	QUARTER ENDED MARCH 30, 2008 [1]
	Operating profit	Net earnings	Earnings per share

Unusual Item - 2008
Partial recognition of the deferred gain from the 2006 sale of LKEI and ILS	$16	$10	$0.02

[1] There were no unusual items reported in Unallocated Corporate Expense in 2009.

LOCKHEED MARTIN CORPORATION
Selected Financial Data
Unaudited
(In millions)
	QUARTER ENDED
	March 29, 2009	March 30, 2008
Depreciation and amortization of plant and equipment
Electronic Systems	$58	$54
Information Systems & Global Services	14	16
Aeronautics	47	42
Space Systems	43	36
Segments	162	148
Unallocated corporate expense, net	13	12
Total depreciation and amortization	$175	$160

	QUARTER ENDED
	March 29, 2009	March 30, 2008
Amortization of purchased intangibles
Electronic Systems	$2	$5
Information Systems & Global Services	11	13
Aeronautics	12	13
Space Systems	2	2
Segments	27	33
Unallocated corporate expense, net	—	3
Total amortization of purchased intangibles	$27	$36

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Balance Sheet
Unaudited
(In millions, except percentages)
	MARCH 29,	DECEMBER 31,
	2009	2008
Assets
Cash and cash equivalents	$2,384	$2,168
Receivables	6,097	5,296
Inventories	1,921	1,902
Deferred income taxes	726	755
Other current assets	543	562
Total current assets	11,671	10,683

Property, plant and equipment, net	4,443	4,488
Goodwill	9,684	9,526
Purchased intangibles, net	351	355
Prepaid pension asset	126	122
Deferred income taxes	4,644	4,651
Other assets	3,614	3,614
Total assets	$34,533	$33,439

Liabilities and Stockholders' Equity
Accounts payable	$2,165	$2,030
Customer advances and amounts in excess of costs incurred	4,902	4,535
Other current liabilities	4,056	3,735
Current maturities of long-term debt	242	242
Total current liabilities	11,365	10,542

Long-term debt, net	3,563	3,563
Accrued pension liabilities	12,267	12,004
Other postretirement benefit and other noncurrent liabilities	4,519	4,465
Stockholders' equity	2,819	2,865
Total liabilities and stockholders' equity	$34,533	$33,439
Total debt-to-capitalization ratio:	57%	57%

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Cash Flows
Unaudited
(In millions)
	QUARTER ENDED
	March 29, 2009	March 30, 2008
Operating Activities
Net earnings	$666	$730
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of plant and equipment	175	160
Amortization of purchased intangibles	27	36
Stock-based compensation	30	35
Changes in operating assets and liabilities:
Receivables	(779)	(483)
Inventories	33	99
Accounts payable	120	(257)
Customer advances and amounts in excess of costs incurred	326	4
Other	620	556
Net cash provided by operating activities (a)	1,218	880

Investing Activities
Expenditures for property, plant and equipment	(132)	(104)
Net proceeds from short-term investment transactions	—	185
Acquisitions of businesses / investments in affiliates	(156)	(11)
Other	(4)	1
Net cash (used for) provided by investing activities	(292)	71

Financing Activities
Issuances of common stock	16	64
Repurchases of common stock	(499)	(1,185)
Common stock dividends	(227)	(172)
Issuance of long-term debt and related costs	—	491
Net cash used for financing activities	(710)	(802)
Effect of exchange rate changes on cash and cash equivalents (a)	—	2
Net increase in cash and cash equivalents	216	151
Cash and cash equivalents at beginning of period	2,168	2,648
Cash and cash equivalents at end of period	$2,384	$2,799

(a)
In the fourth quarter of 2008, the Corporation reclassified the effect of exchange rate changes on cash from “Cash from operations” to a separate caption in the Statement of Cash Flows. Accordingly, the prior period amount now reflects this presentation.

LOCKHEED MARTIN CORPORATION
Condensed Consolidated Statement of Stockholders' Equity
Unaudited
(In millions)
				Accumulated
		Additional		Other	Total
	Common	Paid-In	Retained	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Loss	Equity
Balance at January 1, 2009	$393	$-	$11,621	$(9,149)	$2,865
Net earnings			666		666
Common stock dividends (a)			(227)		(227)
Stock-based awards and ESOP activity	1	70			71
Repurchases of common stock (b)	(8)	(70)	(477)		(555)
Other comprehensive loss				(1)	(1)
Balance at March 29, 2009	$386	$-	$11,583	$(9,150)	$2,819

(a)	Includes dividends ($0.57 per share) declared and paid in the first quarter.
(b)
The Corporation repurchased 8.1 million shares of its common stock for $555 million during the first quarter. The Corporation has 25.6 million shares remaining under its share repurchase program as of March 29, 2009.

LOCKHEED MARTIN CORPORATION
Operating Data
Unaudited
(In millions)
	MARCH 29,	DECEMBER 31,
	2009	2008
Backlog
Electronic Systems	$23,000	$22,500
Information Systems & Global Services	12,900	13,300
Aeronautics	27,100	27,200
Space Systems	17,800	17,900
Total	$80,800	$80,900

	QUARTER ENDED
Aircraft Deliveries	March 29, 2009	March 30, 2008
F-16	8	9
F-22	5	4
C-130J	3	3